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                                                                    Exhibit 12.1
                               General Media, Inc.
                Computation of Ratio of Earning to Fixed Charges
                             Year Ended December 31,

                                                    1995             1996             1997            1998             1999
                                                    ----             ----             ----            ----             ----
Income (loss) from continuing operations,
   before income taxes                         ($10,012,000)    ($   701,000)    ($ 1,915,000)    ($ 3,879,000)    $ 22,606,000
                                               ------------     ------------     ------------     ------------     ------------

Adjustments to income (loss)
   Interest expense                              10,302,000        9,907,000        9,918,000        9,918,000        7,969,000
   Interest income                                 (541,000)        (319,000)        (611,000)        (517,000)        (762,000)
   Interest expense in rental charges               689,000          789,000          754,000          757,000          615,000
                                               ------------     ------------     ------------     ------------     ------------

Adjusted income (loss)                         $    438,000     $  9,676,000     $  8,146,000     $  6,279,000     $ 30,428,000
                                               ============     ============     ============     ============     ============

Fixed charges
   Interest expense                            $ 10,302,000     $  9,907,000     $  9,918,000     $  9,918,000     $  7,969,000
   Interest expense in rental charges               689,000          789,000          754,000          757,000          615,000
                                               ------------     ------------     ------------     ------------     ------------

Total fixed charges                            $ 10,991,000     $ 10,696,000     $ 10,672,000     $ 10,675,000     $  8,584,000
                                               ============     ============     ============     ============     ============

Ratio of earnings to fixed charges                      0.0              0.9              0.8              0.6              3.5
                                               ============     ============     ============     ============     ============
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